EXHIBIT 8(a)(5)

Participation Agreement among AEGON/Transamerica Series Trust

And Transamerica Life Insurance Company

AMENDMENT NO. 35 TO

PARTICIPATION AGREEMENT AMONG

AEGON/TRANSAMERICA SERIES TRUST,

TRANSAMERICA LIFE INSURANCE COMPANY,

TRANSAMERICA FINANCIAL LIFE INSURANCE COMPANY,

PEOPLES BENEFIT LIFE INSURANCE COMPANY, AND

TRANSAMERICA OCCIDENTAL LIFE INSURANCE COMPANY

The Participation Agreement, dated July 1, 1992, as amended (“Agreement”) among AEGON/Transamerica Series Trust (the “Fund”), Transamerica Life Insurance Company (“Transamerica”), Transamerica Financial Life Insurance Company (“TFLIC”), Peoples Benefit Life Insurance Company (“Peoples”), and Transamerica Occidental Life Insurance Company (“TOLIC”) is hereby amended as follows:

Schedule A of the Agreement is deleted in its entirety and replaced with the following Amended

Schedule A:

AMENDED SCHEDULE A

Effective July 30, 2007

Account(s), Policy(ies) and Portfolio(s)

Subject to the Participation Agreement

Accounts:

Separate Account VA B

Separate Account VA BNY

Mutual Fund Account

Separate Account VA A

Separate Account VA C

Separate Account VA D

Retirement Builder Variable Annuity Account

TFLIC Separate Account C

Peoples Benefit Life Insurance Company Separate Account V

Separate Account VUL-A

TFLIC Series Life Account

TFLIC Series Annuity Account

Transamerica Occidental Life Separate Account VUL-3

Separate Account VA E

Separate Account VA F

Transamerica Occidental Life Separate Account VUL-4

Transamerica Occidental Life Separate Account VUL-5

Separate Account VA-8

Separate Account VA J

Transamerica Occidental Life Separate Account VUL-6

TA PPVUL 1

Separate Account VA K

Separate Account VA-2LNY

Separate Account VA-2L

Separate Account VL A

AES Private Placement VA Separate Account

Separate Account VA L

Separate Account VA P

PFL Corporate Account One

Separate Account VA R

Separate Account VA S

Separate Account VA Q

Separate Account VA GNY

Separate Account QNY

Separate Account VA W

Separate Account VA WNY

TFLIC Separate Account VNY

Separate Account VA X

Separate Account VA Y

Separate Account VA Z

Separate Account VA-6

Separate Account VA-6NY

Separate Account VA-7

Policies:

Transamerica Landmark Variable Annuity

Transamerica Landmark NY Variable Annuity

The Atlas Portfolio Builder Variable Annuity

Transamerica EXTRA Variable Annuity

Transamerica Access Variable Annuity

Retirement Income Builder II Variable Annuity

Advisor’s Edge® Variable Annuity

Advisors’s Edge Select® Variable Annuity

Legacy Builder Plus

TFLIC Financial Freedom Builder

Transamerica Elite

Privilege Select Variable Annuity

Estate Enhancer Variable Life

TransSurvivor Life Variable Universal Life

TransMark Optimum Choice Variable Annuity

TransUltra® Variable Universal Life

TFLIC Freedom Elite Builder

TFLIC Freedom PremierSM

Immediate Income Builder II

Premier Asset Builder Variable Annuity

TransAccumulatorSM VUL

TFLIC Freedom Wealth Protector

Advantage V

Retirement Income Builder Variable Annuity

Retirement Income Builder - BAI Variable Annuity

Dreyfus/Transamerica Triple Advantage® Variable Annuity (NY)

Dreyfus/Transamerica Triple Advantage® Variable Annuity

Transamerica Variable Life

Advisor’s Edge Select Private Placement

Transamerica Preferred Advantage Variable Annuity

Portfolio SelectSM Variable Annuity

Flexible Premium Variable Annuity - A

Flexible Premium Variable Annuity - B

Flexible Premium Variable Annuity - C

Flexible Premium Variable Annuity - D

Flexible Premium Variable Annuity - E

Flexible Premium Variable Annuity - G

TFLIC Freedom Elite Builder II

Flexible Premium Variable Annuity - H

Advisor’s Edge® NY Variable Annuity

Flexible Premium Variable Annuity - I

Flexible Premium Variable Annuity -J

Flexible Premium Variable Annuity - K

Flexible Premium Variable Annuity - L

Transamerica Freedom Variable Annuity

TFLIC Freedom Elite Builder III

TransSurvivorSM Life VUL

TransAccumulator® VUL

TransUltra® VUL

Transamerica Classic® Variable Annuity

Transamerica Catalyst® Variable Annuity

Transamerica Classic® Variable Annuity (NY)

Transamerica Bounty® Variable Annuity

Inheritance Builder Plus

Portfolios:	AEGON/Transamerica Series Trust - each Portfolio has an Initial Class and a Service Class of Shares

Asset Allocation - Conservative Portfolio

Asset Allocation - Growth Portfolio

Asset Allocation - Moderate Portfolio

Asset Allocation - Moderate Growth Portfolio

International Moderate Growth Fund

American Century Large Company Value

BlackRock Large Cap Value

Capital Guardian Global

Capital Guardian U.S. Equity

Capital Guardian Value

Clarion Global Real Estate Securities

Federated Market Opportunity

JPMorgan Core Bond

JPMorgan Enhanced Index

JPMorgan Mid Cap Value

Jennison Growth

Legg Mason Partners All Cap

MFS High Yield

MFS International Equity

Marsico Growth

Munder Net50

PIMCO Total Return

T. Rowe Price Equity Income

T. Rowe Price Growth Stock

T. Rowe Price Small Cap

Templeton Transamerica Global

Third Avenue Value

Transamerica Balanced

Transamerica Convertible Securities

Transamerica Equity

Transamerica Equity II (Service Class Shares currently not being offered)

Transamerica Growth Opportunities

Transamerica Money Market

Transamerica Science and Technology

Transamerica Small/Mid Cap Value

Transmerica Strategic Selection Fund (effective August 1, 2007)

Transamerica U.S. Government Securities

Transamerica Value Balanced

Van Kampen Active International Allocation

Van Kampen Large Cap Core

Van Kampen Mid-Cap Growth

IN WITNESS WHEREOF, each of the parties has caused this Amendment to be executed in its name and on its behalf by its duly authorized representative, effective as of July 30, 2007.

AEGON/TRANSAMERICA SERIES TRUST		TRANSAMERICA LIFE INSURANCE COMPANY

By its authorized officer,		By its authorized officer,

By:	/s/ Christopher A. Staples	By:	/s/ Priscilla I. Hechler
	Christopher A. Staples		Priscilla I. Hechler
Title:	Senior Vice President	Title:	Assistant Secretary

TRANSAMERICA FINANCIAL LIFE INSURANCE COMPANY		PEOPLES BENEFIT LIFE INSURANCE COMPANY

By its authorized officer,		By its authorized officer,

By:	/s/ Priscilla I. Hechler	By:	/s/ Priscilla I. Hechler
	Priscilla I. Hechler		Priscilla I. Hechler
Title:	Assistant Vice President and Assistant Secretary	Title:	Assistant Vice President and Assistant Secretary

TRANSAMERICA OCCIDENTAL LIFE

INSURANCE COMPANY

By its authorized officer,

By:	/s/ Priscilla I. Hechler
Priscilla I. Hechler
Title:	Assistant Vice President
and Assistant Secretary